EXHIBIT B

EXECUTIVE OFFICERS AND DIRECTORS

MONEYLINE NETWORKS, LLC

Board of Managers

Name, Business and Address
Name	Principal Occupation	Where Employed

Lawrence Kinsella	Executive Vice President and Chief Financial Officer of Moneyline Telerate Holdings	Moneyline Telerate Holdings 233 Broadway New York, NY 10279
Alexander Russo	Executive Vice President, Corporate Development Moneyline Telerate Holdings	Moneyline Telerate Holdings 320 Park Avenue New York, NY 10022
David Walsh	Partner One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Executive Officers

Name	Title

President
Lawrence Kinsella	Executive Vice President and Chief Financial Officer
Alexander Russo	Executive Vice President, Corporate Development

MONEYLINE TELERATE HOLDINGS

Directors

Name, Business and Address
Name	Principal Occupation	Where Employed

Bernard Battista	President Moneyline Telerate Holdings	Moneyline Telerate Holdings 233 Broadway New York, NY 10279
George Bobotis	Chairman Quick America	Quick America 2 Wall Street New York, NY 10005
Richard M. Cashin, Jr.	President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Daniel J. Selmonosky	Vice President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Richard W. Smith	Partner One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022
David Walsh	Partner One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022
David Weinberg	Partner DLW Group	DLW Group 139 West 19th Street New York, NY 10011

Executive Officers

Name	Title

David Walsh	Chief Executive Officer
Bernard Battista	President
Lawrence Kinsella	Executive Vice President and Chief Financial Officer
Lawrence Ng	Executive Vice President, Business Development
Alexander Russo	Executive Vice President, Corporate Development

ONE EQUITY PARTNERS LLC

Executive Officers

Name	Title

Richard M. Cashin, Jr.	President
Michael E. Brost	Chief Financial Officer and Treasurer
James S. Rubin	Vice President
Daniel J. Selmonosky	Vice President

Investment Committee

Name	Title

James Dimon	Chairman
Richard M. Cashin, Jr.	Member
Robert S. Rubin	Member
Jack Neal	Member
Heidi Miller	Member
Jay Mandelbaum	Member

OEP HOLDING CORPORATION

Directors

Name, Business and Address
Name	Principal Occupation	Where Employed

Richard M. Cashin, Jr.	Chairman One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022
James S. Rubin	Vice President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022
Daniel J. Selmonosky	Vice President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Executive Officers

Name	Title

Richard M. Cashin, Jr.	President
Michael E. Brost	Chief Financial Officer and Treasurer
James S. Rubin	Vice President
Daniel J. Selmonosky	Vice President

BANK ONE INVESTMENT CORPORATION

Directors

Name, Business and Address
Name	Principal Occupation	Where Employed

Richard M. Cashin, Jr.	President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Executive Officers

Name	Title

Richard M. Cashin, Jr.	Chairman of the Board and President
Michael E. Brost	Senior Vice President and Assistant Treasurer
Constance T. Teska	Senior Vice President
Daniel J. Selmonosky	Managing Director

Cathy R. Williams	First Vice President
Brian A. Bessey	Vice President
Robert M. Grimm	Vice President
Harry H. Hallowell	Vice President
Brett M. Johnson	Vice President
Lisa C. Martin	Vice President
James S. Rubin	Vice President

BANK ONE CAPITAL CORPORATION

Name, Business and Address
Name	Principal Occupation	Where Employed

Richard M. Cashin, Jr.	President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022
Sarah L. McClelland	Executive Vice President Bank One Corporation	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670
Charles W. Scharf	Executive Vice President Bank One Corporation	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

Executive Officers

Name	Title

Charles W. Scharf	Chairman of the Board
Richard M. Cashin, Jr.	President
William P. Kusack, Jr.	Managing Director
Francisco J. Pereiro	Managing Director
Michael E. Brost	Senior Vice President and Assistant Treasurer
Mit C. Buchanan	Managing Director
Timothy A. Dugan	Managing Director
Stephen L. Eastwood	Senior Vice President
John M. Eber	Managing Director
James N. Eligator	Managing Director
Paul A. Gargula	Managing Director
Eric M. Hillenbrand	Senior Vice President
Jeffery V. Holway	Managing Director
Norma J. Lauder	Senior Vice President
Patrick J. McCarthy	Managing Director
Christie S. McNab	Managing Director
Maurice E. Moore	Managing Director
Jean F. Nagatani	Managing Director
Patrick J. Nash	Managing Director
Christine Stevens	Managing Director
Aloysius T. Stonitsch	Managing Director
Constance T. Teska	Senior Vice President

BANK ONE FINANCIAL CORPORATION

Directors

Name, Business and Address
Name	Principal Occupation	Where Employed

Michael J. Cavanagh	Treasurer Bank One Corporation	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670
Heidi G. Miller	Executive Vice President and Chief Financial Officer	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

Executive Officers

Name	Title

Heidi G. Miller	Chairman and President
David H. Schabes	Senior Vice President
Michael J. Cavanagh	Treasurer

BANK ONE CORPORATION

Directors

Name, Business and Address
Name	Principal Occupation	Where Employed

James Dimon	Chairman of the Board and Chief Executive Officer Bank One Corporation	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670
James S. Crown	General Partner Henry Crown and Company	Henry Crown and Company 222 North LaSalle Street Suite 2000 Chicago, IL 60601
John H. Bryan	Retired Chairman and Chief Executive Officer Sara Lee Corporation	Sara Lee Corporation Three First National Plaza Suite 4400 Chicago, IL 60602
Dr. Maureen A. Fay, O.P	President University of Detroit Mercy	University of Detroit Mercy 4001 West McNichols Detroit, MI 48221
John R. Hall	Retired Chairman and Chief Executive Officer Ashland, Inc.	Ashland, Inc. 50 E. River Center Blvd. Covington, KY 41012
Laban P. Jackson, Jr.	Chairman and Chief Executive Officer Clear Creek Properties, Inc.	Clear Creek Properties, Inc. 2365 Harrodsburg Rd. #B230 Lexington, KY 40504

John W. Kessler	Owner The John W. Kessler Company	The New Albany Company 6525 W. Campus Oval #100 New Albany, OH 43054
Richard A. Manoogian	Chairman and Chief Executive Officer Masco Corporation	Masco Corporation 21001 Van Born Road Taylor, MI 48180
David C. Novak	Chairman and Chief Executive Officer Yum! Brands, Inc.	1441 Gardiner Lane Louisville, KY 40213

John W. Rogers, Jr.	Chairman and Chief Executive Officer Ariel Capital Management, Inc.	Ariel Capital Management, Inc. 200 E. Randolph Street, Suite 2900 Chicago, IL 60601
Frederick P. Stratton, Jr.	Chairman Emeritus Briggs & Stratton Corporation	Briggs & Stratton Corporation 12301 W. Wirth Street Milwaukee, WI 53222
Stephen B. Burke	President Comcast Cable Communications, Inc.	1500 Market Street Philadelphia, PA 19102
Robert I. Lipp	Chairman and Chief Executive Officer Travelers Property Casualty Corp.	One Tower Square Hartford, CT 06183

Executive Officers

Name	Title

James Dimon	Chief Executive Officer
Austin A. Adams	Executive Vice President
Linda Bammann	Executive Vice President
James S. Boshart, III	Executive Vice President
David E. Donovan	Executive Vice President
Christine A. Edwards	Executive Vice President
Philip G. Heasley	Executive Vice President
Larry L. Helm	Executive Vice President
David J. Kundert	Executive Vice President
Jay Mandelbaum	Executive Vice President
Sarah L. McClelland	Executive Vice President
Heidi G. Miller	Executive Vice President
Tyree B. Miller	Executive Vice President
Charles W. Scharf	Executive Vice President